UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 20, 2021

Verb Technology Company, Inc.

(Exact Name of the Registrant as Specified in Charter)

Nevada	001-38834	90-1118043
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

782 S. Auto Mall Drive, American Fork, Utah	84003
(Address of Principal Executive Offices)	(Zip Code)

(855) 250-2300

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001	VERB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	VERBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Entry into At-The-Market Issuance Sales Agreement

On August 20, 2021, Verb Technology Company, Inc. (the “Company”) entered into an At-The-Market Issuance Sales Agreement (the “Sales Agreement”) with Truist Securities, Inc. (the “Sales Agent”), pursuant to which the Company may offer and sell from time to time up to an aggregate of $18,000,000 of shares of the Company’s common stock, par value $0.0001 per share (the “Placement Shares”), through the Sales Agent.

The Placement Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Registration Statement on Form S-3 (File No. 333-252167) (the “Registration Statement”), which was originally filed with the Securities and Exchange Commission (“SEC”) on January 15, 2021 and declared effective by the SEC on January 22, 2021, the base prospectus contained within the Registration Statement, and a prospectus supplement that was filed with the SEC on August 20, 2021.

Sales of the Placement Shares, if any, pursuant to the Sales Agreement, may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act. The Sales Agent will act as sales agent and will use commercially reasonable efforts to sell, on the Company’s behalf, all of the Placement Shares requested to be sold by the Company, consistent with its normal trading and sales practices, the terms of the Sales Agreement, and applicable law and regulations. The Company may also sell Placement Shares to the Sales Agent as principal in negotiated transactions.

The Company has no obligation to sell any of the Placement Shares, and may at any time suspend offers under the Sales Agreement or terminate the Sales Agreement. The Company intends to use the net proceeds from this offering for working capital and other general corporate purposes. The Sales Agreement will terminate and offer and sale of the Placement Shares pursuant to the Sales Agreement will cease upon the earlier of (a) the issuance and sale of all of the Placement Shares subject to the Sales Agreement, (b) the termination of the Sales Agreement by the Sales Agent or the Company pursuant to the terms thereof, or (c) the two-year anniversary of the date of the Sales Agreement. The Sales Agreement contains customary representations, warranties and agreements by the Company, as well as indemnification obligations of the Company for certain liabilities under the Securities Act.

Under the terms of the Sales Agreement, the Company will pay the Sales Agent a commission of up to 3.0% of the gross proceeds from each sale of Placement Shares sold through it under the Sales Agreement. In addition, the Company has agreed to pay certain expenses incurred by the Sales Agent in connection with the offering.

This Current Report on Form 8-K (the “Current Report”) shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The description of the material terms of the Sales Agreement is not intended to be complete and is qualified in its entirety by reference to the Sales Agreement, which is filed as Exhibit 1.1 to this Current Report and incorporated herein by reference.

Stradling Yocca Carlson & Rauth, P.C., counsel to the Company, has issued an opinion to the Company, dated August 20, 2021, regarding the validity of the Placement Shares. A copy of the opinion is filed as Exhibit 5.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number	Description

1.1	At-The-Market Issuance Sales Agreement, dated August 20, 2021, between Verb Technology Company, Inc. and Truist Securities, Inc.
5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.
23.1	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1 above).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verb Technology Company, Inc.

Date: August 20, 2021	By:	/s/ Rory J. Cutaia
Rory J. Cutaia
Chairman, Chief Executive Officer, President and
Secretary